                                                                   EXHIBIT 24(b)

                         POWER OF ATTORNEY OF OFFICERS


                     Each of the undersigned officers of First Union Real Estate Equity and Mortgage Investments hereby appoints Paul F. Levin, Gregory
D. Bruhn, and John J. Dee, and each of them as his attorney-in-fact, to execute, in his name and in his capacity as an Officer, and to file a Registration Statement on Form S-8 relating to the Shares of Beneficial Interest and related Rights to be issued under the First Union Real Estate Equity and Mortgage Investments 1981 Employee Share Option Plan, As Amended, and any amendment (including post-effective amendment) or supplement thereto.



/s/ James C. Mastandrea                             /s/ Gregory D. Bruhn
- -----------------------------------------           --------------------------------------------
James C. Mastandrea, President                      Gregory D. Bruhn, Executive
and Chief Executive Officer                         Vice President and Chief
                                                    Financial Officer


                                         /s/ John J. Dee
                            -----------------------------------------
                                     John J. Dee, Senior Vice
                                      President - Controller